UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Autoliv, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Autoliv, Inc.

The information contained herein supplements the Proxy Statement filed with the U.S. Securities and Exchange Commission on March 26, 2012 (the “Proxy Statement”) with respect to the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) of Autoliv, Inc. (the “Company”) to be held on Tuesday, May 8, 2012 commencing at 9:00 a.m. local time at The Ritz-Carlton Hotel, 160 East Pearson Street, Chicago, Illinois, 60611-2308.

Specifically, this information updates the biographical information set forth on page 6 of the Proxy Statement for Dr. Wolfgang Ziebart, a current director of the Company and nominee for re-election to the Company’s Board of Directors at the 2012 Annual Meeting. On March 28, 2012, Dr. Ziebart was appointed as Chairman of the Supervisory Board of Novaled AG.